UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-130483

(Commission File Number)

51-0484716

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2939

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On March 31, 2008, TransDigm Inc., a wholly owned subsidiary of TransDigm Group Incorporated, entered into a stock purchase agreement with CEF Industries, Inc. (“CEF”) and the shareholders of CEF to purchase all of the outstanding common stock of CEF for approximately $83 million in cash. The Agreement contains customary provisions for transactions of this size and nature. The transaction is expected to close during the June 28, 2008 fiscal third quarter. CEF, based in Addison, Illinois, is a designer and manufacturer of specialized and highly engineered mechanical & electromechanical actuators, compressors, pumps and related components for the aerospace market, all of which fit well with TransDigm’s overall business strategy.

A copy of the March 31, 2008 press release announcing the transaction is attached to this Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No. 99.1	Press Release issued March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Gregory Rufus Executive Vice President and Chief Financial Officer

Date: March 31, 2008

Exhibit Index

Exhibit No. 99.1	Press Release of TransDigm Group Incorporated, dated March 31, 2008.